UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2011

Lone Pine Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-35191	27-3779606
(Commission File Number)	(IRS Employer Identification No.)

Suite 2500, 645-7 Avenue SW, Calgary, Alberta, Canada	T2P 4G8
(Address of principal executive offices)	(Zip Code)

403.292.8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 6, 2011, Lone Pine Resources Inc. issued a press release announcing selected operational and financial results for the quarter ended June 30, 2011.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)       On July 6, 2011, Lone Pine Resources Inc. (“Lone Pine” or the “Company”) announced that Michael N. Kennedy had resigned as Vice President and interim Chief Financial Officer of the Company as of July 1, 2011.

(b)       Also on July 6, 2011, the Company announced that Edward J. Bereznicki had joined the Company as Executive Vice President and Chief Financial Officer as of July 1.  Mr. Bereznicki has several years of finance experience in the energy and related industries.  Most recently, from 2001 until June, 2011, Mr. Bereznicki served as managing director, investment banking, for Raymond James, Ltd, where he assisted in managing the firm’s Canadian energy-related investment banking resources, oversaw the development and implementation of financing and other transactions, and led or participated in numerous energy-related equity and debt financing.  Raymond James is not affiliated with Lone Pine.  Mr. Bereznicki is 47 years of age.

Mr. Bereznicki was not appointed to his new position pursuant to any arrangement or understanding between him and any other person.  Mr. Bereznicki is not related to any other officer or any director of the Company. Raymond James Ltd., Mr. Bereznicki’s former employer, together with its U.S. parent, Raymond James & Associates, Inc. (collectively, “Raymond James”) participated in the underwriting group for Lone Pine’s recent initial public offering (the “IPO”), which resulted in net proceeds of approximately $178 million to Lone Pine.  Raymond James received fees of approximately $234,000 for its role in the IPO (the “Fee”).  Mr. Bereznicki is entitled to a bonus from Raymond James, in an amount determinable by Raymond James in its sole discretion, based on the Fee.  Raymond James Ltd. or its affiliates may serve as underwriters or in other capacities in connection with future equity or debt financings of Lone Pine.

In his position as Executive Vice President and Chief Financial Officer, Mr. Bereznicki will have an annual base salary of approximately CDN$275,000.  He will be entitled to participate in Lone Pine’s Annual Incentive Plan, with a target bonus equal to 50% of his base salary.  In addition, Mr. Bereznicki has been awarded a grant of 39,000 phantom stock units under Lone Pine’s 2011 Stock Incentive Plan.  The award will vest in equal increments over the first three anniversaries of the date of grant, and will be settled solely in cash.   Mr. Bereznicki is also eligible to receive other benefits generally available to all Company employees.

In connection with his appointment, Lone Pine plans to enter into a severance agreement with Mr. Bereznicki providing for benefits in connection with an “involuntary termination” of employment that occurs within two years after a “change of control” of Lone Pine. An “involuntary termination” of employment occurs if the employee’s employment is terminated for any reason other than for cause or if the employee resigns within 60 days after becoming subject to a “change of duties” (except that a termination as a result of death, disability, or resignation on or after attaining age 65 will not be considered to be an involuntary termination of employment). A “change of duties” includes, among other things, a significant change in the employee’s authorities or duties, or a reduction in the employee’s annual base salary or right to participate in compensation plans. The severance agreement defines a “change of control” generally as the occurrence of any one of the following: (1) the acquisition by any individual or group of beneficial ownership of 50% or more of either the then outstanding shares of Lone Pine’s common stock or the combined voting power of Lone Pine’s then outstanding voting securities; (2) individuals who, immediately after the closing of the IPO, constitute Lone Pine’s board of directors (and certain new directors approved by certain members of Lone Pine’s board of directors) cease to constitute a majority of Lone Pine’s board of directors; or (3) the consummation of a reorganization, merger, consolidation or other business combination of Lone Pine or any of its subsidiaries, or the sale, lease or other disposition of all or substantially all of Lone Pine’s assets, or Lone Pine’s liquidation or dissolution, unless following any such transaction the owners of Lone Pine’s securities before the transaction own more than 50% of the resulting or acquiring company and at least a majority of the members of the board of directors of the resulting company were members of Lone Pine’s board of directors at the time of the approval of such transaction. In the event that an employee’s employment is involuntarily terminated within two years after a change of control occurs, the severance benefits provided under the severance agreement include, among other things, a lump sum cash payment equal to 2.5 times the employee’s annual base salary, continued coverage under Lone Pine’s medical and dental benefit plans for the employee and his spouse and eligible dependents for a period of two years without any cost to the employee, and the full vesting of outstanding options to purchase Lone Pine’s common stock and any accrued benefits under nonqualified deferred compensation plans that Lone Pine sponsors. The severance agreement has an initial term of 30 months, subject to automatic successive renewal periods of 30 months unless the compensation committee of Lone Pine’s board of directors chooses not to renew the agreement.

The foregoing descriptions of each of the phantom stock unit award and severance benefits do not purport to be complete, and are qualified in their entireties by reference to the full text of the forms of Phantom Stock Unit Award Agreement and Severance Agreement, copies of which are incorporated by reference as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

          The information set forth under Item 2.02 of this Current Report on 8-K is incorporated in this Item 7.01 by reference. The press release also includes guidance for 2011.

          The information included in Items 2.02 and 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit	Description

	10.1	Form of Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees (Cash Only), incorporated herein by reference to Exhibit 10.1 to Form 8-K for Lone Pine Resources Inc. filed June 6, 2011 (File No. 001-35191).

	10.2	Form of Lone Pine Resources Inc. Severance Agreement for Executive Officers and Key Employees, incorporated herein by reference to Exhibit 10.2 to Form 8-K for Lone Pine Resources Inc. filed June 6, 2011 (File No. 001-35191).

	99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONE PINE RESOURCES INC.
(Registrant)

Dated:	July 6, 2011	By:	/s/	David M. Anderson
David M. Anderson
President and Chief Executive Officer

INDEX TO EXHIBITS FILED WITH THE CURRENT REPORT ON FORM 8-K

Exhibit	Description

10.1	Form of Lone Pine Resources Inc. 2011 Stock Incentive Plan—Form of Phantom Stock Unit (RSU Award) Agreement for Canadian Employee Grantees (Cash Only), incorporated herein by reference to Exhibit 10.1 to Form 8-K for Lone Pine Resources Inc. filed June 6, 2011 (File No. 001-35191).

10.2	Form of Lone Pine Resources Inc. Severance Agreement for Executive Officers and Key Employees, incorporated herein by reference to Exhibit 10.2 to Form 8-K for Lone Pine Resources Inc. filed June 6, 2011 (File No. 001-35191).

99.1	Press Release.